UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Virtus Investment Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4191764
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 Pearl Street, 9th Floor Hartford, CT	06103
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Series D Mandatory Convertible Preferred Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-215278

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 7.25% Series D Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), par value $0.01 per share of Virtus Investment Partners, Inc. (the “Company”). The description of the terms of the Mandatory Convertible Preferred Stock set forth under the heading “Description of Mandatory Convertible Preferred Stock,” in the Company’s prospectus supplement, dated January 26, 2017, to the prospectus, dated January 23, 2016, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-215278), filed under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated December 18, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 4 to Form 10, filed December 19, 2008).

3.2	Amended and Restated Bylaws of the Registrant, as adopted on January 28, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed February 2, 2010).

3.3	Certificate of Designations of 7.25% Series D Mandatory Convertible Preferred Stock of Virtus Investment Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2017).

4.1	Specimen 7.25% Series D Mandatory Convertible Preferred Stock share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 1, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Virtus Investment Partners, Inc.

Date: February 1, 2017

	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Executive Vice President and Chief Financial Officer